UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 18, 2011

Cycle Country Accessories Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-68570	42-1523809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 38th Avenue West

Spencer, Iowa 51301

(Address of principal executive offices, including zip code)

(712) 262-4191

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters.

On January 18, 2011, Cycle Country Accessories Corp. issued a press release titled “Cycle Country Receives Opinion with Going Concern Qualification from its Auditors,” which press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release, dated January 18, 2011

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations are intended to identify forward-looking statements. Forward-looking statements include the amount misappropriated in connection with the matters discussed above; the period in which the activities discussed above took place and the persons involved in such activities; the outcome of any further investigation or other action that the Company or federal or state authorities may undertake with respect to these matters; the availability of insurance coverage; any remediations that the Company may take with respect to any financial accounting and disclosure control deficiencies it may discover; and the Company’s ability to filed restated financial statements. These statements speak only of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially, including further review of the matters discussed above, actions that may be taken or required as a result of the Investigation, including the need to restate prior financial results, and the conclusions reached by the Company’s management and board of directors based on the results of any investigations, and any further review or investigation. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLE COUNTRY ACCESSORIES CORP.

By:	/s/ Robert Davis
Robert Davis
Interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

Date:	January 18, 2011